Exhibit 1.1

FLEETCOR TECHNOLOGIES, INC.

4,500,000 Shares of Common Stock

Underwriting Agreement

March 6, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Certain stockholders of FleetCor Technologies, Inc., a Delaware corporation (the “Company”), named in Schedule 1 hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to Citigroup Global Markets Inc. (the “Underwriter”), an aggregate of 4,500,000 shares of common stock, par value $0.001 per share (the “Stock”), of the Company. The 4,500,000 shares to be sold by the Selling Stockholders are herein called the “Shares”.

The Company and the Selling Stockholders hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-180069), including a prospectus, relating to the Stock, including the Shares, to be offered and sold from time to time by the Selling Stockholders named therein. Such registration statement, as amended, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus filed with the Commission pursuant to Rule 424 under the Securities Act in connection with the offering of the Shares and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Underwriting Agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus, dated March 6, 2013, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 10:15 P.M., New York City time, on March 6, 2013.

2. Purchase of the Shares by the Underwriter. (a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from each of the Selling Stockholders the number of Shares as set forth opposite the Selling Stockholders’ respective names in Schedule 1 hereto, at a purchase price per share of $70.55 (the “Purchase Price”).

(b) The Company and the Selling Stockholders understand that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Underwriter at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M., New York City time, on March 12, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter, the Company and the Selling Stockholders may agree. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders (except for any New York state stock transfer taxes that may be paid by the Underwriter, which tax payments the Selling Stockholders agree to reimburse to the Underwriter to the extent not otherwise promptly rebated directly to the Underwriter). Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Instructions to the transfer agent for delivery of the Shares will be made available for inspection by the Underwriter not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d) Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, the Underwriter is not advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each of them shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholders.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information described as such in Section 9(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information described as such in Section 9(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Pricing Disclosure Package, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information described as such in Section 9(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information described as such in Section 9(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements of the Company and its subsidiaries have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and any pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2012 and newly formed shell companies with de minimis assets and liabilities. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except (i) as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) as imposed under the Credit Agreement, dated as of June 22, 2011, as amended by the first amendment dated March 13, 2012 and the second amendment dated November 6, 2012, among the Company, certain of the Company’s domestic and foreign subsidiaries, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and a syndicate of financial institutions, as lenders, (the “Bank of America Credit Agreement”).

(j) Due Authorization. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute (including, without limitation, any law or statute related to the extension of credit) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except (i) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the registration of the Shares under the Securities Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter and (iv) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the New York Stock Exchange (the “Exchange”).

(o) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or the Exchange Act to be described in, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents binding on or applicable to the Company that are required under the Securities Act or the Exchange Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) are otherwise described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) are imposed under the Bank of America Credit Agreement, or (iv) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Title to Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(s) Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(t) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except with respect to taxes and tax returns contested in good faith and except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course of its business.

(v) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all times subsequent to January 1, 2009 were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(x) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(y) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (a “Pension Plan”), the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period), except as would not reasonably be expected to result in material liability to the Company or its subsidiaries; (iv) the fair market value of the assets of each Plan for which a trust is maintained (other than a Pension Plan) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the

“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except as would not reasonably be expected to result in material liability to the Company or its subsidiaries; and (vii) the Company has not been notified of any pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year, that would reasonably be expected to result in material liability to the Company or its subsidiaries; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 715 60 (previously FASB Statement of Financial Accounting Standards 106)) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, that would reasonably be expected to result in material liability to the Company or its subsidiaries.

(z) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to the Exchange Act, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries as a whole and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the cases referenced in clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries alleging such failure to comply with the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(ff) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(gg) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder, other than those rights that have been disclosed in the Pricing Disclosure Package and the Prospectus or have been waived.

(hh) No Stabilization. The Company has not taken, directly or indirectly (without giving effect to activities by the Underwriter), any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, and was and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act. The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to the Underwriter that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, if applicable, the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, if applicable, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, and if applicable, the Power of Attorney and the Custody Agreement, has been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, and if applicable, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) if such Selling Stockholder is an entity, result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute applicable to such Selling Stockholder or any judgment, writ, injunction, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder, except, in the case of clauses (i) and (iii), where such conflict, breach or violation would not impair in any material respects such Selling Stockholders’ ability to fulfill its obligations under this Agreement; provided that no warranty is made in this clause (iii) with respect to the antifraud provisions of federal and state securities laws.

(c) Title to Shares. Such Selling Stockholder has valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold at the Closing Date by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of applicable securities laws.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this Section 4(e) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Pricing Disclosure Package and the Prospectus; it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Pricing Disclosure Package and the Prospectus consists of the information described as such in Section 9(b) hereof.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this Section 4(g) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectus, as applicable; it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Registration Statement or the Prospectus consists of the information described as such in Section 9(b) hereof.

(h) Each of the Selling Stockholders listed on Schedule 3 hereto severally, and not jointly, represents and warrants that all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the American Stock Transfer & Trust Company, LLC, as

custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 4 hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(i) Each of the Selling Stockholders listed on Schedule 3 hereto specifically agrees that the Shares held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriter hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of such Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any such individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any such individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City as soon as practicable, but in no event later than 12:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter upon request, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects in a timely manner.

(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (if not automatically effective upon filing); (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule

401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and the Underwriter as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(h) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) grants of options, shares of Stock and other awards to purchase shares of Stock issued under the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) or issuances of shares of Stock upon the exercise of options or other awards granted under the Company Stock Plans, (B) the filing by the Company of any registration statement on Form S-8 (or any successor form) or the filing by the Company of any registration statement that is required pursuant to a registration rights agreement in effect on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) issuances of capital stock upon exercise of any options or warrants in each case that are outstanding on the date of this Agreement or permitted to be issued pursuant to this Section 5(h), (D) shares of capital stock of the Company issued in connection with any acquisitions, strategic investments or any other transaction that includes a bona fide commercial relationship with the Company (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that the aggregate number of shares of Stock issued pursuant to this clause (D) during the 60-day restricted period shall not exceed 10% of the total number of shares of Stock issued and outstanding on the Closing Date and provided further, that in the case of any issuance of shares of capital stock pursuant to this clause (D) any recipient of shares of capital stock shall have executed and delivered to the Underwriter a lock-up letter in the form of Exhibit A hereto, and (E) the registration under the Securities Act of any securities referenced in clause (A).

(i) No Stabilization. The Company will not take, directly or indirectly (without giving effect to activities by the Underwriter), any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the Exchange.

(k) Reports. So long as such Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system).

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Underwriter that:

(a) Clear Market. Except for the Selling Stockholders listed on Schedule 3 hereto, such Selling Stockholder has duly executed and delivered to the Underwriter a “lock-up” agreement (each, a “Lock-Up Agreement”) in the form of Exhibit A hereto; each such Lock-Up Agreement has been duly authorized by such Selling Stockholder.

(b) Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(b) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2), or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and the statements of the Company and its officers and of each of the Selling Stockholders and their members, officers, partners or trustees made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate and Selling Stockholders’ Certificates. The Underwriter shall have received on and as of the Closing Date (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriter, in their respective capacities as such officers, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Underwriter confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and that such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. (i) King & Spalding LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-1 hereto and (ii) Pokorny, Wagner and Partner, Attorneys-at-Law, special Czech Republic counsel for the Company, Faegre Baker Daniels LLP, special England and Wales counsel and special Russia counsel for the Company, Foulston Siefkin LLP, special Kansas counsel for the Company, and AMMC Law, special Luxembourg counsel for the Company, shall each have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-2 hereto.

(h) Opinions of Counsel for the Selling Stockholders. Ropes & Gray LLP, Kirkland & Ellis LLP, or such other counsel as is reasonably acceptable to the Underwriter for the Selling Stockholders shall have furnished to the Underwriter, at the request of the applicable Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Shares by the Selling Stockholders.

(k) Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date shall have been authorized for listing on the Exchange.

(m) Lock-up Agreements. Lock-up Agreements, each substantially in the form of Exhibit A hereto, between you and the parties listed on Schedule I to Exhibit A hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) Additional Documents. On or prior to the Closing Date the Company and the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by (i) the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below or (ii) any Selling Stockholder expressly for use therein.

(b) Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, and not jointly, agrees to indemnify and hold harmless the Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Pricing Disclosure Package is the information relating to such Selling Stockholder set forth in the Prospectus under the heading “Selling Stockholders” as amended by any Free Writing Prospectus that is also part of the Pricing Disclosure Package). Notwithstanding anything to the contrary herein, the indemnity provided by each Selling Stockholder under this subsection (b) shall be limited to an amount equal to the net proceeds (net of the underwriting commission and discount but before deducting expenses) received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder under this Agreement.

(c) Indemnification of the Company and the Selling Stockholders by the Underwriter. The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Selling Stockholders and their respective affiliates, directors and officers and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information contained in the third, seventh and eighth paragraphs under the caption “Underwriting.”

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to subsections (a), (b) or (c) of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsections (a), (b) or (c) of this Section 9 except to the extent that it has been materially prejudiced (through the material impairment or forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsections (a), (b) or (c) of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Person of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonably incurred fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by the Indemnifying Person of such request in writing and (B) more than 30 days after receipt by the Indemnifying Person of the proposed terms of such settlement in writing and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, shall be deemed to be in the same respective proportions as the net proceeds (net of the underwriting commission and discount but before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares pursuant to this Agreement and the total underwriting discounts and commissions received by the Underwriter in connection therewith bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to the amount by which such Selling Stockholder’s net proceeds (net of the underwriting commission and discount but before deducting expenses) received by it from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to Section 9(b) or (ii) contribute any amount in excess of the amount by which such Selling Stockholder’s net proceeds (net of the underwriting commission and discount but before deducting expenses) received by it from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. As between the parties thereto, nothing herein shall supersede any indemnification obligations of the Company or any Selling Stockholder contained in that certain Registration Rights Agreement between the Company and the Selling Stockholders.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by written notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. [Reserved].

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and subject to Section 13(b), (1) each Selling Stockholder will pay or cause to be paid (i) all costs and expenses related to the transfer and delivery of its Shares (including any applicable taxes) to the Underwriter by such Selling Stockholder, except as otherwise specifically provided to be paid by the Underwriter pursuant to this Agreement and (ii) its pro rata portion (based on the number of Shares to be sold hereunder) of the costs and expenses related to the payment of its advisor, Solebury Capital Group LLC; and (2) the Company and each Selling Stockholder will pay or cause to be paid the percentage set forth next to each such party’s name on Schedule 5 hereto of all other costs and expenses incident to the performance of the Company’s and the Selling Stockholders’ obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing (including the registration fee for this offering) under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the costs of reproducing and distributing this Agreement; (iii) the fees and expenses of the Company’s counsel and independent accountants, and of Ropes & Gray LLP, as counsel for the Selling Stockholders; (iv) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter up to an aggregate of $5,000); (v) the cost of preparing stock certificates; (vi) the costs and charges of any custodian, transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriter up to an aggregate of $10,000); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange. It is agreed that, except as specifically provided in this Section 13, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on the resale of any Shares by the Underwriter, and any advertising expenses in connection with the offering contemplated by this Agreement.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the sale of the Shares to the Underwriter is not consummated by reason of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, or (iii) the Underwriter declines to purchase the Shares because any of the conditions of the Underwriter’s obligations set forth in Section 8 have not been met, each of the Selling Stockholders and the Company agree to reimburse the Underwriter for all documented out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby in the same proportions and manner as contemplated in Section 13(a)(2). If the sale of Shares to the Underwriter is not consummated and this Agreement is terminated solely by reason of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Selling Stockholders for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter and reimbursed by the Selling Stockholders pursuant to this Section 13(b) in connection with this Agreement and the offering contemplated hereby. If the sale of Shares to the Underwriter is not consummated and this Agreement is terminated solely by reason of any refusal, inability or failure on the part of one or more Selling Stockholders to perform any agreement herein or to comply with any provision hereof, such Selling Stockholder or Selling Stockholders, as the case may be, agree severally and not jointly to reimburse the Company for all out-of-pocket costs and expenses (including the fees and expenses of counsel) reasonably incurred by the Underwriter and reimbursed by the Company pursuant to this Section 13(b) in connection with this Agreement and the offering contemplated hereby in such proportion as the number of Shares to be sold hereunder by each such breaching Selling Stockholder bears to the total number of Shares to be sold hereunder by all such breaching Selling Stockholders.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriter.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to General Counsel, Citigroup Global Markets Inc. (fax: (212) 816-7912) and confirmed to General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013. Notices to the Company shall be given to it at FleetCor Technologies, Inc., 5445 Triangle Parkway, Suite 400, Norcross, GA 30092 (fax: (770) 449-3471); Attention: Chief Financial Officer. Notices to the Selling Stockholders shall be given to (i) Summit Partners, 222 Berkeley Street, 18th floor, Boston, MA 02116 (fax: (617) 824-1100); Attention: Robin Devereaux; (ii) Bain Capital Partners, John Hancock Tower, 200 Clarendon Street, Boston, MA 02116 (fax: (617) 516-2010 ); Attention: Sean Doherty; and (iii) Ronald F. Clarke at FleetCor Technologies, Inc., 5445 Triangle Parkway, Suite 400, Norcross, GA 30092 (fax: (770) 449-3471); Attention: Ronald F. Clarke, with a copy (which shall not constitute notice to the Selling Stockholders) to Ropes & Gray LLP, 111 South Wacker Drive 46th Floor, Chicago, IL 60606-4309 (fax: (312) 845-5501); Attention: Andrew J. Terry.

(b) PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FLEETCOR TECHNOLOGIES, INC.,

By:	/s/ Eric R. Dey
Name: Eric R. Dey
Title: Chief Financial Officer

[Signature Page to FleetCor Underwriting Agreement]

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT VENTURES VI-B, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT VI ADVISORS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

[Signature Page to FleetCor Underwriting Agreement]

SUMMIT VI ENTREPRENEURS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

[Signature Page to FleetCor Underwriting Agreement]

SUMMIT SUBORDINATED DEBT FUND II, L.P.

By: Summit Partners SD II, LLC, its general partner

By:	Stamps, Woodsum & Co. IV, its managing member

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its manager

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

[Signature Page to FleetCor Underwriting Agreement]

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its general partner

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:	/s/ Joseph F. Trustey
Name: Joseph F. Trustey
Title: Member

[Signature Page to FleetCor Underwriting Agreement]

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP T ASSOCIATES III, LLC

By:	BCIP Trust Associates III, its member

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

[Signature Page to FleetCor Underwriting Agreement]

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP T ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its member

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

/s/ Ronald F. Clarke
Ronald F. Clarke

[Signature Page to FleetCor Underwriting Agreement]

SELLING STOCKHOLDERS named on Schedule 3 hereto

By: Bain Capital Investors, LLC, as attorney-in-fact

By:	/s/ Andrew Balson
Name:	Andrew Balson
Title:	Managing Director

[Signature Page to FleetCor Underwriting Agreement]

Accepted: March 6, 2013

CITIGROUP GLOBAL MARKETS INC.,

By:	/s/ Paul Abrahimzadeh
Name: Paul Abrahimzadeh
Title: Managing Director

[Signature Page to FleetCor Underwriting Agreement]

Schedule 1

Selling Stockholders:	Number of Shares:
Summit VI Advisors Fund, L.P. c/o Summit Partners	17,727
Summit VI Entrepreneurs Fund, L.P. c/o Summit Partners	27,216
Summit Ventures VI-A, L.P. c/o Summit Partners	852,358
Summit Ventures VI-B, L.P. c/o Summit Partners	355,468
Summit Investors VI, L.P. c/o Summit Partners	7,137
Summit Subordinated Debt Fund II, L.P. c/o Summit Partners	22,069
Summit Partners Private Equity Fund VII-A, L.P. c/o Summit Partners	135,674
Summit Partners Private Equity Fund VII-B, L.P. c/o Summit Partners	81,488
Summit Investors I, LLC c/o Summit Partners	781
Summit Investors I (UK), L.P. c/o Summit Partners	82
Bain Capital Fund VIII, LLC c/o Bain Capital, LLC	2,170,549
BCIP Associates III, LLC c/o Bain Capital, LLC	48,010
BCIP T Associates III, LLC c/o Bain Capital, LLC	25,859
BCIP Associates III-B, LLC c/o Bain Capital, LLC	2,667
BCIP T Associates III-B, LLC c/o Bain Capital, LLC	13,757
BCIP Associates—G c/o Bain Capital, LLC	638
Ronald F. Clarke	500,000
Combined Jewish Philanthropies of Greater Boston, Inc.	87,378
Edgerley Family Foundation	21,349
Fidelity Investments Charitable Gift Fund	80,910
Boston Foundation, Inc.	42,274
Tyler Charitable Foundation	6,609

Total	4,500,000

Sch. 1-1

Schedule 2

Significant Subsidiaries	Jurisdiction of Incorporation
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
CFN Holding Co.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
CH Jones Limited	England and Wales
The Fuelcard Company UK Limited	England and Wales
Allstar Business Solutions Limited	England and Wales
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
Limited Liability Company “Petrol Plus Region”	Russia

Sch. 2-1

Schedule 3

Selling Stockholders Entering into Custody Agreement

Combined Jewish Philanthropies of Greater Boston, Inc.
Edgerley Family Foundation
Fidelity Investments Charitable Gift Fund
Boston Foundation, Inc.
Tyler Charitable Foundation

Sch. 3-1

Schedule 4

Attorney in Fact

Bain Capital Investors, LLC

Schedule 5

Allocation of Expenses

FleetCor Technologies, Inc.	50.000%
Summit VI Advisors Fund, L.P. c/o Summit Partners	0.197%
Summit VI Entrepreneurs Fund, L.P. c/o Summit Partners	0.302%
Summit Ventures VI-A, L.P. c/o Summit Partners	9.471%
Summit Ventures VI-B, L.P. c/o Summit Partners	3.950%
Summit Investors VI, L.P. c/o Summit Partners	0.079%
Summit Subordinated Debt Fund II, L.P. c/o Summit Partners	0.245%
Summit Partners Private Equity Fund VII-A, L.P. c/o Summit Partners	1.507%
Summit Partners Private Equity Fund VII-B, L.P. c/o Summit Partners	0.905%
Summit Investors I, LLC c/o Summit Partners	0.009%
Summit Investors I (UK), L.P. c/o Summit Partners	0.001%
Bain Capital Fund VIII, LLC c/o Bain Capital, LLC	26.669%
BCIP Associates III, LLC c/o Bain Capital, LLC	0.613%
BCIP T Associates III, LLC c/o Bain Capital, LLC	0.287%
BCIP Associates III-B, LLC c/o Bain Capital, LLC	0.048%
BCIP T Associates III-B, LLC c/o Bain Capital, LLC	0.153%
BCIP Associates—G c/o Bain Capital, LLC	0.007%
Ronald F. Clarke	5.556%

Annex A-1

Form of Opinion of King & Spalding LLP for the Company

(1) The Registration Statement has become effective under the Securities Act; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(2) The Registration Statement, including any information deemed to be a part thereof pursuant to Rule 430B, the Preliminary Prospectus and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Preliminary Prospectus and the Prospectus, as of their respective effective or issue dates (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the Securities Act.

(3) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act.

(4) The Company and each of its subsidiaries specified on Schedule I are validly existing and in good standing under the laws of their respective jurisdictions of organization, are in good standing in each other jurisdiction specified on Schedule I, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(5) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Description of Capital Stock”; all of the outstanding Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

(6) The Company has corporate, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

(7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8) No holder of capital stock of the Company is entitled to any preemptive or similar rights arising under the DGCL or in the Company’s Certificate of Incorporation.

Annex A-1-1

(9) The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2012, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries specified on Schedule I or (iii) result in the violation of any federal, New York or Georgia law or statutes, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or, to our knowledge, any judgment, order or regulation of any federal, New York or Georgia court or arbitrator or governmental or regulatory authority binding on the Company or its subsidiaries except, in the case of clauses (i) and (iii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. Such counsel shall note that the documents identified on Schedule II are governed by laws other than the laws of the State of New York. In rendering the opinions expressed in this paragraph 9 insofar as they require interpretation of the documents described on Schedule II, with the Underwriter’s consent, (a) such counsel may assume that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (b) to the extent that any questions of legal construction arise in connection with such counsel’s review, such counsel may apply the internal laws of the State of New York in resolving such questions, although the documents described on Schedule II may be governed by and construed by applying laws which differ from the laws of the State of New York, and (c) such counsel may express no opinion with respect to any effect on its opinions that may result from any construction of the documents described on Schedule II other than in accordance with their plain meaning and the internal laws of the State of New York.

(10) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(11) The statements in the Prospectus under the heading “Description of Capital Stock” to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, contain accurate summaries of the matters described therein in all material respects; and, to the knowledge of such counsel, there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Annex A-1-2

(12) The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(13) Assuming that the Underwriter acquires the Shares being sold to it by Ronald F. Clarke as provided in the Underwriting Agreement without notice of any adverse claim thereto, upon (a)(i) indication by the Depositary Trust Company (“DTC”) by book entry that such Shares have been credited to the Underwriter’s securities account at DTC or (ii) DTC’s acquisition of such Shares for the Underwriter and acceptance of such Shares for the Underwriter’s securities account at DTC and (b) payment therefor by the Underwriter in accordance with the terms of the Underwriting Agreement, then under Section 8-502 of Article 8 of the Uniform Commercial Code as now in effect in the State of New York (the “NY UCC”), no action based on an adverse claim may be validly asserted against the Underwriter with respect to its interest in such Shares. For purposes of this Paragraph 13, (x) the terms “adverse claim” and “notice of an adverse claim” have the respective meanings ascribed thereto in Sections 8-102(a)(1) and 8-105, respectively, of the NY UCC, and (y) such counsel may assume, without inquiry, that (1) DTC is a “securities intermediary” as defined in Section 8-102 of the NY UCC, and (2) the Underwriter’s securities account at DTC referred to above is a “securities account” within the meaning of Section 8-501(a) of the NY UCC.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 11 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus are not filed or described as required (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriter.

The opinion of King & Spalding LLP described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

Annex A-1-3

Schedule I to

Annex A-1

	Jurisdiction of Organization	Foreign Qualifications
FleetCor Technologies, Inc.	Delaware
FleetCor Technologies Operating Company, LLC	Georgia
FleetCor Funding, LLC	Delaware
Mannatec, Inc.	Georgia
CFN Holding Co.	Delaware
CLC Group, Inc.	Delaware

Annex A-1-4

Schedule II to

Annex A-1

[Specified agreements to be listed]

Annex A-1-5

Annex A-2

Form of Opinion of Special Counsel for the Company’s Subsidiaries

(1) Each of [insert applicable subsidiaries], specified on Schedule I, is validly existing and in good standing under the laws of [the applicable jurisdiction of organization], is in good standing in each jurisdiction specified on Schedule I, and has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(2) All the outstanding shares of capital stock or other equity interests of each of [insert applicable subsidiaries] are owned directly by the entity or entities specified on Schedule I, have been duly and validly authorized and issued, and are fully paid and non-assessable.

Annex-A-2-1

Schedule I to

Annex A-2

Entity	Jurisdiction of Organization	Parent(s)
Corporate Lodging Consultants, Inc.	Kansas, United States	CLC Group, Inc.
Crew Transportation Specialists, Inc.	Kansas, United States	CLC Group, Inc.
FleetCor Technologies Operating Company, LLC—CFN Holding Co. S.e.n.c	Luxembourg	FleetCor Technologies Operating Company, LLC CFN Holding Co.
FleetCor Luxembourg Holding1 S.à r.l.	Luxembourg	FleetCor Technologies Operating Company, LLC—CFN Holding Co. S.e.n.c
FleetCor Luxembourg Holding2 S.à r.l.	Luxembourg	FleetCor Luxembourg Holding1 S.à r.l. CFN Holding Co.
FleetCor Luxembourg Holding3 S.à r.l.	Luxembourg	FleetCor Luxembourg Holding1 S.à r.l. FleetCor Luxembourg Holding2 S.à r.l.
FleetCor UK Acquisition Limited	England and Wales	FleetCor Luxembourg Holding2 S.à r.l.
FleetCor Europe Limited	England and Wales	FleetCor UK Acquisition Limited
CH Jones Limited	England and Wales	FleetCor Europe Limited
Fambo UK Limited	England and Wales	FleetCor UK Acquisition Limited
The Fuelcard Company UK Limited	England and Wales	Fambo UK Limited FleetCor UK Acquisition Limited
Allstar Business Solutions Limited	England and Wales	FleetCor UK Acquisition Limited
CCS Ceska spolecnost pro platebni karty sro	Czech Republic	FleetCor Luxembourg Holding3 S.à r.l.
Limited Liability Company “Petrol Plus Region”	Russia	Limited Liability Company “FleetCor RUS”

Annex-A-2-2

Annex B

Pricing Information

The Selling Stockholders are selling 4,500,000 Shares.

The price per share paid by each purchaser.

Free Writing Prospectuses

None.

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

March 6, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Re:	FleetCor Technologies, Inc.—Secondary Offering

Ladies and Gentlemen:

The undersigned understands that you, as the Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FleetCor Technologies, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 1 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by you of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without your prior written consent, the undersigned will not, during the period commencing on the date of this Letter Agreement and ending on May 5, 2013 (the “Lock-Up Period”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Exhibit A-1

The foregoing paragraph shall not apply to (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, (D) transfers to immediate family members, trusts for the benefit of the undersigned or immediate family members of the undersigned, or limited partnerships the partners of which are the undersigned and/or immediate family members of the undersigned, in each case, for estate planning purposes, (E) transfers of shares of Common Stock by will or intestacy and (F) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (B) (except in the case of a transfer by the undersigned on the date of the Underwriting Agreement to the charitable organizations listed on Schedule 3 to the Underwriting Agreement (such transfer, a “Permitted Donation”)), (C) (except in the case of a distribution to facilitate a Permitted Donation), (D), (E) or (F) (except in the case of a transfer to facilitate a Permitted Donation), each donee, distributee or transferee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement; and provided, further that in the case of any transfer or distribution pursuant to clause (B), (C), (D) and (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement (except for any such filing reflecting, or public announcement of, a Permitted Donation made in the Prospectus) shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer or distribution. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than a first cousin.

Notwithstanding the foregoing, the undersigned may (1) transfer shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (2) conduct a “net” or “cashless” exercise of options to acquire shares of Common Stock in accordance with their terms, provided that any Common Stock received upon such exercise shall be subject to the restrictions contained in this Letter Agreement, (3) forfeit shares of restricted Common Stock that vest during the Lock-Up Period to the Company only to satisfy tax withholding requirements, and (4) enter into a sales plan in accordance with Rule 10b5-1 promulgated under the Exchange Act if permitted by the Company, provided that (1) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with the establishment of such plan and (2) no sales or other dispositions shall be made pursuant to such plan until the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Exhibit A-2

The undersigned understands that, if (1) the closing of the Public Offering shall not have occurred on or before March 15, 2013, (2) the Company files an application to withdraw the registration statement related to the Public Offering, (3) the Company deregisters all of the Securities, (4) the Underwriting Agreement does not become effective, (5) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (6) the Underwriter advises the Company, or the Company advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

In the event that all or any percentage of the Common Stock held by any other person or entity referred to on Schedule I hereto that is subject to a lock up agreement related to the Public Offering is released from any restrictions set forth in such agreement the same percentage of Common Stock held by the undersigned shall be immediately and fully released from any remaining restrictions under this Letter Agreement concurrently therewith, and the Underwriter shall notify the undersigned of such release concurrently with notification to such other released party.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit A-3

Schedule I to

Lock-up Agreement

1)	Ronald F. Clarke

2)	Summit VI Advisors Fund, L.P. c/o Summit Partners

3)	Summit VI Entrepreneurs Fund, L.P. c/o Summit Partners

4)	Summit Ventures VI-A, L.P. c/o Summit Partners

5)	Summit Ventures VI-B, L.P. c/o Summit Partners

6)	Summit Investors VI, L.P. c/o Summit Partners

7)	Summit Subordinated Debt Fund II, L.P. c/o Summit Partners

8)	Summit Partners Private Equity Fund VII-A, L.P. c/o Summit Partners

9)	Summit Partners Private Equity Fund VII-B, L.P. c/o Summit Partners

10)	Summit Investors I, LLC c/o Summit Partners

11)	Summit Investors I (UK), L.P. c/o Summit Partners

12)	Bain Capital Fund VIII, LLC c/o Bain Capital, LLC

13)	BCIP Associates III, LLC c/o Bain Capital, LLC

14)	BCIP T Associates III, LLC c/o Bain Capital, LLC

15)	BCIP Associates III-B, LLC c/o Bain Capital, LLC

16)	BCIP T Associates III-B, LLC c/o Bain Capital, LLC

17)	BCIP Associates—G c/o Bain Capital, LLC